                                       EXHIBIT 99.1
TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue
Suite 2770
Dallas, Texas 75201
______

TRUSTEES:		ROY THOMAS
MAURICE MEYER III	Telephone (214) 969-5530	General Agent
JOHN R. NORRIS III
JAMES K. NORWOOD		DAVID M. PETERSON
Assistant General Agent
TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended

	December 31, 2009	December 31, 2008

Rentals, royalties and other income	$3,642,204	$3,019,609

Land sales	--	--

Total income	$3,642,204	$3,019,609

Provision for income tax	$746,736	$519,536

Net income	$1,769,342	$1,197,880

Net income per sub-share	$.18	$.12

Average sub-shares outstanding during period	9,938,380	10,272,592

	Year Ended

	December 31, 2009	December 31, 2008

Rentals, royalties and other income	$12,615,277	$18,701,572

Land sales	523,010	823,440

Total income	$13,138,287	$19,525,012

Provision for income tax	$3,130,720	$4,865,193

Net income	$6,914,043	$10,939,773

Net income per sub-share	$.69	$1.06

Average sub-shares outstanding during period	10,018,028	10,354,408

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters.  We assume no responsibility to update any such forward-looking statements.